Central Pacific Financial Corp. Reports $11.2 Million First Quarter Earnings
April 28, 2016

Exhibit 99

FOR IMMEDIATE RELEASE

Investor Contact:	Dane Teruya	Media Contact:	Wayne Kirihara
	VP, Treasury Manager		SVP, Chief Marketing Officer
	(808) 544-3626		(808) 544-3687
	dane.teruya@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS $11.2 MILLION
FIRST QUARTER EARNINGS

HONOLULU, HI, April 28, 2016 – Central Pacific Financial Corp. (NYSE: CPF), (the “Company”), today reported net income for the first quarter of 2016 of $11.2 million, or $0.35 per diluted share, compared to net income in the first quarter of 2015 of $10.4 million, or $0.29 per diluted share, and net income in the fourth quarter of 2015 of $10.9 million, or $0.34 per diluted share.

“We are pleased with our first quarter results and believe this positions us well for the remainder of the year,” said Catherine Ngo, President and Chief Executive Officer. “Our ongoing and consistent efforts to grow our loan portfolio and strengthen profitability are reflected in our net interest margin expansion and efficiency ratio improvement.”

During the first quarter of 2016, the Company repurchased 233,722 shares of common stock, or approximately 0.7% of its common stock outstanding as of December 31, 2015, at a total cost of $4.7 million. The Company's remaining repurchase authority under its common stock repurchase program at March 31, 2016 is $25.3 million.

On April 27, 2016, the Company’s Board of Directors declared a quarterly cash dividend of $0.14 per share on the Company’s outstanding common shares. The dividend will be payable on June 15, 2016 to shareholders of record at the close of business on May 31, 2016.

Since reinstating quarterly cash dividends in 2013, the Company has returned a total of $290.2 million in cash to its shareholders, in the form of cash dividends totaling $50.7 million, and through the repurchase of 11,402,223 shares of common stock at a total cost of $239.5 million, excluding fees and expenses.

Central Pacific Financial Corp. Reports $11.2 Million First Quarter Earnings
April 28, 2016

Significant Highlights and First Quarter Results

•	Reported net income of $11.2 million, compared to net income in the first quarter of 2015 of $10.4 million and net income in the fourth quarter of 2015 of $10.9 million.

•	Loans and leases were up 11.5% from the prior year period and increased by $97.4 million, or 3.0%, during the quarter to $3.31 billion at March 31, 2016, with balanced growth across the portfolio.

•
Total deposits were up 7.4% from the prior year period and increased by $63.2 million, or 1.4%, during the quarter to $4.50 billion at March 31, 2016. Core deposits were up 10.0% from the prior year period and increased by $81.7 million, or 2.3%, during the quarter to $3.66 billion at March 31, 2016.

•
Reported net interest income of $39.2 million, compared to $36.2 million in first quarter of 2015 and $38.2 million in the fourth quarter of 2015. Reported a net interest margin of 3.33%, compared to 3.28% in the prior year period and 3.30% in the fourth quarter of 2015.

•
Recorded a credit to the provision for loan and lease losses of $0.7 million in the first quarter of 2016, compared to a credit of $2.7 million in the first quarter of 2015 and a credit of $2.0 million in the fourth quarter of 2015.

•	Reported an efficiency ratio of 66.58% in the first quarter of 2016, compared to 71.73% in the first quarter of 2015 and 67.82% in the fourth quarter of 2015.

•
Maintained a strong capital position with leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios at the holding company of 10.8%, 14.5%, 15.8%, and 12.5%, respectively, as of March 31, 2016.  The Company’s capital ratios continue to be in excess of the minimum levels required for a “well-capitalized” regulatory designation under Basel III.

Earnings Highlights
Net interest income for the first quarter of 2016 was $39.2 million, compared to $36.2 million in the year-ago quarter and $38.2 million in the fourth quarter of 2015.  Net interest margin was 3.33%, compared to 3.28% in the year-ago quarter and 3.30% in the fourth quarter of 2015. The increases in net interest income and net interest margin from the year-ago quarter were primarily attributable to average loan portfolio balances increasing by $303.3 million. This increase was partially offset by a 4 basis point increase in rates paid on our average total interest-bearing deposits. The sequential quarter increases in net interest income and net interest margin were primarily attributable to average loan portfolio balances increasing by $116.0 million. In addition, the taxable equivalent yield on the loan portfolio increased to 3.92% in the current quarter from 3.87% last quarter and the taxable equivalent yield on the investment securities portfolio increased to 2.64% in the current quarter from 2.60% last quarter. These increases were partially offset by a $158.8 million increase in our average total interest-bearing deposits, combined with a 3 basis point increase in rates paid on our average total interest-bearing deposits.

In the first quarter of 2016, a credit to the provision for loan and lease losses of $0.7 million was recorded, compared to a credit of $2.7 million in the year-ago quarter and a credit of $2.0 million in the fourth quarter of 2015.

Other operating income for the first quarter of 2016 totaled $10.2 million, compared to $11.2 million in the year-ago quarter and $9.8 million in the fourth quarter of 2015. The decrease from the year-ago quarter was primarily due to lower unrealized gains on loans held for sale and interest rate lock commitments of $0.5 million, and lower other service charges and fees and lower other recoveries of $0.3 million each. The sequential quarter increase was primarily due to higher income from bank-owned life ins

Central Pacific Financial Corp. Reports $11.2 Million First Quarter Earnings
April 28, 2016

urance of $0.2 million, and higher net gain on sales of residential mortgage loans and higher net gain on sales of foreclosed assets of $0.1 million each.

Other operating expense for the first quarter of 2016 totaled $32.9 million, compared to $34.0 million in the year-ago quarter and $32.6 million in the fourth quarter of 2015. The decrease from the year-ago quarter was primarily attributable to a credit to the reserve for residential mortgage loan repurchase losses of $0.4 million in the current quarter compared to an increase to the provision of $0.2 million in the year-ago quarter, and lower legal and professional services of $0.6 million, partially offset by higher computer software expense of $0.6 million. The sequential quarter increase was primarily due to higher amortization of mortgage servicing rights of $0.7 million and higher computer software expense of $0.6 million, partially offset by lower net occupancy expense of $0.7 million.

The efficiency ratio for the first quarter of 2016 was 66.58%, compared to 71.73% in the year-ago quarter and 67.82% in the fourth quarter of 2015. The improvement in the efficiency ratio from the year-ago quarter was attributable to the growth in net interest income, combined with the decrease in other operating expenses, offset by lower other operating income in the current quarter as described above. The sequential quarter improvement in the efficiency ratio was attributable to higher net interest income and higher other operating income, offset by higher other operating expenses in the current quarter as described above.

In the first quarter of 2016, the Company recorded income tax expense of $6.1 million, compared to income tax expense of $5.8 million in the year-ago quarter and $6.5 million in the fourth quarter of 2015. The effective tax rate for the first quarter of 2016 was 35.2%, compared to 35.7% in the year-ago quarter and 37.2% in the fourth quarter of 2015. As of March 31, 2016, the Company’s net deferred tax assets totaled $67.9 million, compared to $94.3 million and $82.0 million at March 31, 2015 and December 31, 2015, respectively.

Balance Sheet Highlights
Total assets at March 31, 2016, of $5.24 billion increased by $276.3 million from March 31, 2015, and increased by $110.9 million from December 31, 2015.

Total loans and leases at March 31, 2016, of $3.31 billion increased by $341.2 million and $97.4 million from March 31, 2015 and December 31, 2015, respectively.  The increase in total loans and leases from March 31, 2015 was primarily due to an increase in the commercial, residential mortgage, commercial mortgage, and consumer loan portfolios of $34.4 million, $158.9 million, $71.8 million, and $89.4 million, respectively, partially offset a decrease in the construction loan portfolio of $11.4 million. The increase in total loans and leases from the fourth quarter of 2015 was primarily due to an increase in the commercial, construction, residential mortgage, commercial mortgage, and consumer loan portfolios of $14.0 million, $16.5 million, $22.9 million, $12.3 million, and $31.9 million, respectively.

Total deposits at March 31, 2016 of $4.50 billion increased by $308.0 million from March 31, 2015, and increased by $63.2 million from December 31, 2015.  Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $3.66 billion at March 31, 2016.  This represents an increase of $333.8 million and $81.7 million from March 31, 2015 and December 31, 2015, respectively.  Changes in total deposits from March 31, 2015 included net increases in savings and money market deposits of $218.3 million, noninterest-bearing demand deposits of $98.0 million, and interest-bearing demand deposits of $43.3 million, offset by net decreases in time deposits $100,000 and over of $25.8 million and time deposits less than $100,000 of $25.8 million. Changes in total deposits during the quarter included net increases in savings and money market deposits of $66.4 million and interest-bearing demand deposits of $25.0 million, offset by net decreases in time deposits $100,000 and over of $18.6 million, time deposits less than $100,000 of $5.2 million, and noninterest-bearing demand deposits of $4.5 million.

Central Pacific Financial Corp. Reports $11.2 Million First Quarter Earnings
April 28, 2016

Total shareholders’ equity was $509.4 million at March 31, 2016, compared to $572.9 million and $494.6 million at March 31, 2015 and December 31, 2015, respectively. The sequential quarter increase reflects an increase in unrealized gains on investment securities of $11.9 million and net income of $11.2 million, partially offset by repurchases of common stock under the Company's common stock repurchase program of $4.7 million and common stock dividends paid of $4.4 million.

Asset Quality
Nonperforming assets at March 31, 2016 totaled $15.9 million, or 0.30% of total assets, compared to $40.8 million, or 0.82% of total assets at March 31, 2015, and $16.2 million, or 0.32% of total assets at December 31, 2015.  The sequential-quarter decrease in nonperforming assets reflects net decreases in Hawaii residential mortgage assets of $1.3 million and Hawaii commercial mortgage assets of $0.2 million, partially offset by a net increase in Hawaii commercial assets of $1.2 million.

Loans delinquent for 90 days or more still accruing interest totaled $0.8 million at March 31, 2016, compared to $5 thousand and $0.3 million at March 31, 2015 and December 31, 2015, respectively.  In addition, loans delinquent for 30 days or more still accruing interest totaled $7.4 million at March 31, 2016, compared to $3.6 million at March 31, 2015 and $7.1 million at December 31, 2015.

Net charge-offs in the first quarter of 2016 totaled $0.4 million, compared to net recoveries of $0.1 million in the first quarter of 2015, and net charge-offs of $1.4 million in the fourth quarter of 2015.

The ALLL, as a percentage of total loans and leases, was 1.88% at March 31, 2016, compared to 2.41% at March 31, 2015 and 1.97% at December 31, 2015.  The ALLL, as a percentage of nonperforming assets, was 389.80% at March 31, 2016, compared to 175.21% at March 31, 2015 and 390.10% at December 31, 2015.  The ALLL, as a percentage of nonaccrual loans, was 423.24% at March 31, 2016, compared to 190.89% at March 31, 2015 and 443.75% at December 31, 2015.

Capital Levels
At March 31, 2016, the Company’s leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 10.8%, 14.5%, 15.8%, and 12.5%, respectively.  At December 31, 2015, the Company’s leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 10.7%, 14.4%, 15.7%, and 12.8%, respectively. The Company’s capital ratios continue to exceed the levels required to be considered a “well-capitalized” institution for regulatory purposes under Basel III.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company’s core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call

Central Pacific Financial Corp. Reports $11.2 Million First Quarter Earnings
April 28, 2016

The Company’s management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company’s website at http://ir.centralpacificbank.com.  Alternatively, investors may participate in the live call by dialing 1-877-505-7644.  A playback of the call will be available through May 28, 2016 by dialing 1-877-344-7529 (passcode: 10084062) and on the Company’s website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $5.2 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches and 103 ATMs in the state of Hawaii, as of March 31, 2016.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “hopes,” “should,” “estimates,” or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to:  the effect of, and our failure to comply with any regulatory orders we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, tsunamis and earthquakes) on the Company’s business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  our ability to continue making progress on our recovery plan; the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the banking industry; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, and the results of regulatory examinations or reviews;  the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse changes in the price of the Company’s common shares; changes in consumer spending, borrowings and savings habits; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards

Central Pacific Financial Corp. Reports $11.2 Million First Quarter Earnings
April 28, 2016

Board and other accounting standard setters; our ability to attract and retain skilled executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in any of the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year and, in particular, the discussion of “Risk Factors” set forth therein. The Company does not update any of its forward-looking statements except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(dollars in thousands, except for per share amounts)	2016	2015	2015	2015	2015
CONDENSED INCOME STATEMENT
Net interest income	$39,211	$38,194	$37,805	$37,294	$36,235
Provision (credit) for loan and lease losses	(747)	(1,958)	(3,647)	(7,319)	(2,747)
Net interest income after provision (credit) for loan and lease losses	39,958	40,152	41,452	44,613	38,982
Total other operating income	10,165	9,841	9,829	8,124	11,190
Total other operating expense	32,875	32,576	32,175	32,458	34,018
Income before taxes	17,248	17,417	19,106	20,279	16,154
Income tax expense	6,067	6,485	6,900	7,944	5,759
Net income	11,181	10,932	12,206	12,335	10,395
Basic earnings per common share	$0.36	$0.35	$0.39	$0.39	$0.30
Diluted earnings per common share	0.35	0.34	0.38	0.39	0.29
Dividends declared per common share (1)	0.14	0.46	0.12	0.12	0.12

PERFORMANCE RATIOS
Return on average assets (2)	0.87%	0.87%	0.98%	1.00%	0.85%
Return on average shareholders’ equity (2)	8.85	8.68	9.91	9.93	7.32
Return on average tangible shareholders’ equity (2)	8.98	8.82	10.08	10.11	7.45
Efficiency ratio (3)	66.58	67.82	67.55	71.47	71.73
Net interest margin (2)	3.33	3.30	3.31	3.32	3.28
Dividend payout ratio (1) (4)	40.00	135.29	31.58	30.77	41.38
Average shareholders’ equity to average assets	9.81	9.97	9.90	10.04	11.62

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$3,258,872	$3,142,895	$3,070,384	$2,981,184	$2,955,525
Average interest-earning assets	4,786,256	4,676,931	4,611,234	4,566,577	4,505,895
Average assets	5,148,744	5,049,232	4,974,154	4,947,802	4,889,722
Average deposits	4,468,070	4,327,908	4,242,043	4,198,758	4,123,293
Average interest-bearing liabilities	3,492,748	3,370,560	3,346,484	3,357,400	3,266,067
Average shareholders’ equity	505,330	503,570	492,683	496,881	567,991
Average tangible shareholders' equity	498,271	495,845	484,246	487,797	558,219

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(dollars in thousands)	2016	2015	2015	2015	2015
REGULATORY CAPITAL
Central Pacific Financial Corp.
Leverage capital	$547,195	$532,787	$533,984	$508,699	$572,957
Tier 1 risk-based capital	547,195	532,787	533,984	508,699	572,957
Total risk-based capital	594,801	579,651	579,182	552,999	618,003
Common equity tier 1 capital	472,171	472,698	474,169	460,004	528,880
Central Pacific Bank
Leverage capital	533,307	518,617	515,625	501,732	559,137
Tier 1 risk-based capital	533,307	518,617	515,625	501,732	559,137
Total risk-based capital	580,715	565,231	560,569	546,005	604,155
Common equity tier 1 capital	533,307	518,617	515,625	501,732	559,137

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	10.8%	10.7%	10.9%	10.5%	12.0%
Tier 1 risk-based capital ratio	14.5	14.4	15.0	14.5	16.0
Total risk-based capital ratio	15.8	15.7	16.3	15.7	17.3
Common equity tier 1 capital ratio	12.5	12.8	13.3	13.1	14.8
Central Pacific Bank
Leverage capital ratio	10.5	10.4	10.5	10.3	11.7
Tier 1 risk-based capital ratio	14.2	14.1	14.5	14.3	15.7
Total risk-based capital ratio	15.4	15.3	15.8	15.5	16.9
Common equity tier 1 capital ratio	14.2	14.1	14.5	14.3	15.7

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(dollars in thousands, except for per share amounts)	2016	2015	2015	2015	2015
BALANCE SHEET
Loans and leases	$3,308,968	$3,211,532	$3,101,463	$3,006,055	$2,967,772
Total assets	5,242,202	5,131,288	5,021,833	4,967,851	4,965,925
Total deposits	4,496,602	4,433,439	4,230,503	4,182,322	4,188,642
Long-term debt	92,785	92,785	92,785	92,785	92,785
Total shareholders’ equity	509,358	494,614	503,261	488,847	572,925
Total shareholders’ equity to total assets	9.72%	9.64%	10.02%	9.84%	11.54%
Tangible common equity to tangible assets (5)	9.60	9.51	9.88	9.68	11.37

ASSET QUALITY
Allowance for loan and lease losses	$62,149	$63,314	$66,644	$66,924	$71,433
Non-performing assets	15,944	16,230	14,001	32,108	40,770
Allowance to loans and leases outstanding	1.88%	1.97%	2.15%	2.23%	2.41%
Allowance to non-performing assets	389.80	390.10	475.99	208.43	175.21

PER SHARE OF COMMON STOCK
Book value per common share	$16.34	$15.77	$16.06	$15.52	$16.46
Tangible book value per common share	16.13	15.54	15.81	15.24	16.20
Closing market price per common share	21.77	22.02	20.97	23.75	22.97

(1) Dividends declared in the fourth quarter of 2015 include a special cash dividend of $0.32 per share.
(2) Annualized.
(3) Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
(4) Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.
(5) The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 2

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2016	2015	2015	2015	2015
Tangible Common Equity Ratio:
Total shareholders’ equity	$509,358	$494,614	$503,261	$488,847	$572,925
Less: Other intangible assets	(6,686)	(7,355)	(8,023)	(8,692)	(9,361)
Tangible common equity	$502,672	$487,259	$495,238	$480,155	$563,564

Total assets	$5,242,202	$5,131,288	$5,021,833	$4,967,851	$4,965,925
Less: Other intangible assets	(6,686)	(7,355)	(8,023)	(8,692)	(9,361)
Tangible assets	$5,235,516	$5,123,933	$5,013,810	$4,959,159	$4,956,564

Tangible common equity to tangible assets	9.60%	9.51%	9.88%	9.68%	11.37%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 3

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except share data)	2016	2015	2015	2015	2015
ASSETS
Cash and due from banks	$85,495	$71,797	$69,628	$66,715	$74,743
Interest-bearing deposits in other banks	7,180	8,397	14,376	14,775	10,478
Investment securities:
Available for sale	1,299,176	1,272,255	1,272,382	1,274,312	1,298,487
Held to maturity (fair value of $243,072 at March 31, 2016, $244,136 at December 31, 2015, $254,540 at September 30, 2015, $259,150 at June 30, 2015, and $256,357 at March 31, 2015)	241,597	247,917	254,719	262,778	255,592
Total investment securities	1,540,773	1,520,172	1,527,101	1,537,090	1,554,079
Loans held for sale	11,270	14,109	9,786	22,917	7,206
Loans and leases	3,308,968	3,211,532	3,101,463	3,006,055	2,967,772
Less allowance for loan and lease losses	62,149	63,314	66,644	66,924	71,433
Net loans and leases	3,246,819	3,148,218	3,034,819	2,939,131	2,896,339
Premises and equipment, net	48,322	49,161	47,822	47,681	48,768
Accrued interest receivable	14,818	14,898	13,779	14,021	13,420
Investment in unconsolidated subsidiaries	5,627	6,157	6,489	6,720	6,840
Other real estate	1,260	1,962	1,913	5,278	3,349
Mortgage servicing rights	16,800	17,797	18,174	18,586	18,869
Other intangible assets	6,686	7,355	8,023	8,692	9,361
Bank-owned life insurance	154,592	153,967	153,449	153,015	153,251
Federal Home Loan Bank stock	10,420	8,606	12,048	12,129	43,442
Other assets	92,140	108,692	104,426	121,101	125,780
Total assets	$5,242,202	$5,131,288	$5,021,833	$4,967,851	$4,965,925
LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$1,140,741	$1,145,244	$1,112,761	$1,080,428	$1,042,781
Interest-bearing demand	849,880	824,895	785,936	807,851	806,555
Savings and money market	1,465,524	1,399,093	1,283,517	1,261,180	1,247,266
Time	1,040,457	1,064,207	1,048,289	1,032,863	1,092,040
Total deposits	4,496,602	4,433,439	4,230,503	4,182,322	4,188,642
Short-term borrowings	106,000	69,000	155,000	157,000	70,000
Long-term debt	92,785	92,785	92,785	92,785	92,785
Other liabilities	37,438	41,425	40,284	46,897	41,573
Total liabilities	4,732,825	4,636,649	4,518,572	4,479,004	4,393,000
Equity:
Preferred stock, no par value, authorized 1,100,000 shares; issued and outstanding none at: March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015, and March 31, 2015	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 31,164,287 at March 31, 2016; 31,361,452 shares at December 31, 2015, 31,330,644 shares at September 30, 2015, 31,501,633 shares at June 30, 2015, and 34,797,133 shares at March 31, 2015	544,029	548,878	548,518	552,527	632,867
Surplus	83,534	82,847	81,528	79,373	80,545
Accumulated deficit	(130,511)	(137,314)	(133,821)	(142,267)	(150,815)
Accumulated other comprehensive income (loss)	12,306	203	7,036	(786)	10,328
Total shareholders' equity	509,358	494,614	503,261	488,847	572,925
Non-controlling interest	19	25	—	—	—
Total equity	509,377	494,639	503,261	488,847	572,925
Total liabilities and equity	$5,242,202	$5,131,288	$5,021,833	$4,967,851	$4,965,925

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 4

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands, except per share data)	2016	2015	2015	2015	2015
Interest income:
Interest and fees on loans and leases	$31,793	$30,565	$30,148	$29,572	$28,602
Interest and dividends on investment securities:
Taxable interest	8,396	8,282	8,260	8,277	8,150
Tax-exempt interest	996	1,006	1,008	1,010	998
Dividends	10	10	9	8	9
Interest on deposits in other banks	17	7	6	11	11
Dividends on Federal Home Loan Bank stock	37	46	11	18	11
Total interest income	41,249	39,916	39,442	38,896	37,781
Interest expense:
Interest on deposits:
Demand	111	101	104	99	95
Savings and money market	263	238	230	225	223
Time	898	647	568	549	548
Interest on short-term borrowings	50	59	73	79	43
Interest on long-term debt	716	677	662	650	637
Total interest expense	2,038	1,722	1,637	1,602	1,546
Net interest income	39,211	38,194	37,805	37,294	36,235
Provision (credit) for loan and lease losses	(747)	(1,958)	(3,647)	(7,319)	(2,747)
Net interest income after provision for loan and lease losses	39,958	40,152	41,452	44,613	38,982
Other operating income:
Service charges on deposit accounts	1,964	1,999	1,947	1,915	1,968
Loan servicing fees	1,362	1,399	1,407	1,427	1,423
Other service charges and fees	2,767	2,772	2,803	2,781	3,105
Income from fiduciary activities	840	825	854	830	834
Equity in earnings of unconsolidated subsidiaries	90	88	165	229	96
Fees on foreign exchange	148	98	126	98	128
Investment securities gains (losses)	—	—	—	(1,866)	—
Income from bank-owned life insurance	625	465	434	461	674
Loan placement fees	46	146	202	225	147
Net gains on sales of residential loans	1,466	1,332	1,551	1,630	1,594
Net gains on sales of foreclosed assets	308	189	252	94	33
Other (refer to Table 5)	549	528	88	300	1,188
Total other operating income	10,165	9,841	9,829	8,124	11,190
Other operating expense:
Salaries and employee benefits	16,937	16,895	17,193	15,176	17,165
Net occupancy	3,314	3,981	3,547	3,403	3,501
Equipment	811	858	775	933	909
Amortization of other intangible assets	2,178	1,512	1,683	1,559	2,105
Communication expense	959	822	895	942	824
Legal and professional services	1,613	1,671	1,808	1,642	2,219
Computer software expense	2,704	2,067	2,286	2,382	2,096
Advertising expense	634	964	502	449	635
Foreclosed asset expense	15	154	3	257	72
Other (refer to Table 5)	3,710	3,652	3,483	5,715	4,492
Total other operating expense	32,875	32,576	32,175	32,458	34,018
Income before income taxes	17,248	17,417	19,106	20,279	16,154
Income tax expense	6,067	6,485	6,900	7,944	5,759
Net income	$11,181	$10,932	$12,206	$12,335	$10,395
Per common share data:
Basic earnings per share	$0.36	$0.35	$0.39	$0.39	$0.30
Diluted earnings per share	0.35	0.34	0.38	0.39	0.29
Cash dividends declared	0.14	0.46	0.12	0.12	0.12
Basic weighted average shares outstanding	31,263	31,318	31,331	31,525	34,827
Diluted weighted average shares outstanding	31,506	31,726	31,750	31,953	35,479

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income and Other Operating Expense - Other
(Unaudited)	TABLE 5

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2016	2015	2015	2015	2015
Income recovered on nonaccrual loans previously charged-off	$157	$104	$262	$209	$219
Other recoveries	21	17	244	15	274
Unrealized gains (losses) on loans-held-for-sale and interest rate locks	(79)	54	(646)	(198)	466
Commissions on sale of checks	86	79	86	82	78
Other	364	274	142	192	151
Total other operating income - Other	$549	$528	$88	$300	$1,188

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2016	2015	2015	2015	2015
Charitable contributions	$218	$103	$179	$2,138	$139
FDIC insurance assessment	639	622	685	701	698
Miscellaneous loan expenses	254	325	314	434	275
ATM and debit card expenses	428	407	365	180	586
Amortization of investments in low-income housing tax credit partnerships	257	258	258	274	288
Armored car expenses	201	254	213	195	234
Entertainment and promotions	231	405	191	266	197
Stationery and supplies	267	230	381	219	196
Directors’ fees and expenses	205	101	156	214	191
Provision (credit) for residential mortgage loan repurchase losses	(351)	(596)	(883)	(32)	159
Increase (decrease) to the reserve for unfunded commitments	44	(223)	255	(272)	(31)
Other	1,317	1,766	1,369	1,398	1,560
Total other operating expense - Other	$3,710	$3,652	$3,483	$5,715	$4,492

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 6

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2016			December 31, 2015			March 31, 2015
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other banks	$13,990	0.49%	$17	$10,504	0.27%	$7	$18,046	0.25%	$11
Investment securities, excluding valuation allowance:
Taxable	1,331,717	2.52	8,406	1,339,764	2.48	8,292	1,310,909	2.49	8,159
Tax-exempt	174,044	3.52	1,532	174,681	3.54	1,547	177,606	3.46	1,536
Total investment securities	1,505,761	2.64	9,938	1,514,445	2.60	9,839	1,488,515	2.61	9,695
Loans and leases, incl. loans held for sale	3,258,872	3.92	31,793	3,142,895	3.87	30,565	2,955,525	3.90	28,602
Federal Home Loan Bank stock	7,633	1.92	37	9,087	2.00	46	43,809	0.10	11
Total interest-earning assets	4,786,256	3.50	41,785	4,676,931	3.45	40,457	4,505,895	3.42	38,319
Noninterest-earning assets	362,488			372,301			383,827
Total assets	$5,148,744			$5,049,232			$4,889,722

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$827,502	0.05%	$111	$804,544	0.05%	$101	$787,717	0.05%	$95
Savings and money market deposits	1,427,733	0.07	263	1,322,220	0.07	238	1,248,867	0.07	223
Time deposits under $100,000	211,622	0.37	197	218,188	0.36	201	237,239	0.38	222
Time deposits $100,000 and over	888,683	0.32	701	851,796	0.21	446	836,232	0.16	326
Total interest-bearing deposits	3,355,540	0.15	1,272	3,196,748	0.12	986	3,110,055	0.11	866
Short-term borrowings	44,423	0.45	50	81,027	0.29	59	63,227	0.27	43
Long-term debt	92,785	3.10	716	92,785	2.90	677	92,785	2.78	637
Total interest-bearing liabilities	3,492,748	0.23	2,038	3,370,560	0.20	1,722	3,266,067	0.19	1,546
Noninterest-bearing deposits	1,112,530			1,131,160			1,013,238
Other liabilities	38,111			43,941			42,426
Total liabilities	4,643,389			4,545,661			4,321,731
Shareholders’ equity	505,330			503,570			567,991
Non-controlling interest	25			1			—
Total equity	505,355			503,571			567,991
Total liabilities and equity	$5,148,744			$5,049,232			$4,889,722

Net interest income			$39,747			$38,735			$36,773

Interest rate spread		3.27%			3.25%			3.23%

Net interest margin		3.33%			3.30%			3.28%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution
(Unaudited)	TABLE 7

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2016	2015	2015	2015	2015
HAWAII:
Commercial, financial and agricultural	$358,432	$339,738	$335,919	$341,468	$318,228
Real estate:
Construction	98,203	81,655	72,071	80,168	109,256
Mortgage - residential	1,459,202	1,436,305	1,385,286	1,351,962	1,300,304
Mortgage - commercial	646,013	642,845	616,085	588,334	586,281
Consumer	267,855	273,248	263,568	254,655	249,151
Leases	936	1,028	1,123	2,589	2,885
Total loans and leases	2,830,641	2,774,819	2,674,052	2,619,176	2,566,105
Allowance for loan and lease losses	(52,068)	(54,141)	(56,150)	(57,402)	(60,676)
Net loans and leases	$2,778,573	$2,720,678	$2,617,902	$2,561,774	$2,505,429

U.S. MAINLAND:
Commercial, financial and agricultural	$176,659	$181,348	$170,624	$158,133	$182,455
Real estate:
Construction	3,151	3,230	3,309	3,387	3,465
Mortgage - residential	—	—	—	—	—
Mortgage - commercial	127,023	117,904	120,900	106,859	114,975
Consumer	171,494	134,231	132,578	118,500	100,772
Leases	—	—	—	—	—
Total loans and leases	478,327	436,713	427,411	386,879	401,667
Allowance for loan and lease losses	(10,081)	(9,173)	(10,494)	(9,522)	(10,757)
Net loans and leases	$468,246	$427,540	$416,917	$377,357	$390,910

TOTAL:
Commercial, financial and agricultural	$535,091	$521,086	$506,543	$499,601	$500,683
Real estate:
Construction	101,354	84,885	75,380	83,555	112,721
Mortgage - residential	1,459,202	1,436,305	1,385,286	1,351,962	1,300,304
Mortgage - commercial	773,036	760,749	736,985	695,193	701,256
Consumer	439,349	407,479	396,146	373,155	349,923
Leases	936	1,028	1,123	2,589	2,885
Total loans and leases	3,308,968	3,211,532	3,101,463	3,006,055	2,967,772
Allowance for loan and lease losses	(62,149)	(63,314)	(66,644)	(66,924)	(71,433)
Net loans and leases	$3,246,819	$3,148,218	$3,034,819	$2,939,131	$2,896,339

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 8

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2016	2015	2015	2015	2015
Noninterest-bearing demand	$1,140,741	$1,145,244	$1,112,761	$1,080,428	$1,042,781
Interest-bearing demand	849,880	824,895	785,936	807,851	806,555
Savings and money market	1,465,524	1,399,093	1,283,517	1,261,180	1,247,266
Time deposits less than $100,000	207,757	212,946	219,134	227,144	233,518
Core deposits	3,663,902	3,582,178	3,401,348	3,376,603	3,330,120

Government time deposits	644,877	664,756	640,708	612,979	663,569
Other time deposits $100,000 and over	187,823	186,505	188,447	192,740	194,953
Total time deposits $100,000 and over	832,700	851,261	829,155	805,719	858,522
Total deposits	4,496,602	4,433,439	4,230,503	4,182,322	4,188,642

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 9

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2016	2015	2015	2015	2015
Nonaccrual loans (including loans held for sale):
Commercial, financial and agricultural	$2,244	$1,044	$3,056	$3,175	$13,377
Real estate:
Construction	—	—	—	133	146
Mortgage - residential	5,527	6,130	6,301	10,032	11,430
Mortgage - commercial	6,913	7,094	2,731	13,490	12,468
Total nonaccrual loans	14,684	14,268	12,088	26,830	37,421

Other real estate owned ("OREO"):
Real estate:
Mortgage - residential	1,260	1,962	1,913	2,433	3,349
Mortgage - commercial	—	—	—	2,845	—
Total OREO	1,260	1,962	1,913	5,278	3,349
Total nonperforming assets ("NPAs")	15,944	16,230	14,001	32,108	40,770

Loans delinquent for 90 days or more:
Real estate:
Mortgage - residential	656	—	—	—	—
Consumer	125	273	130	45	5
Leases	—	—	—	—	—
Total loans delinquent for 90 days or more	781	273	130	45	5
Restructured loans still accruing interest:
Commercial, financial and agricultural	—	—	327	339	350
Real estate:
Construction	776	809	841	839	866
Mortgage - residential	16,197	16,224	17,592	16,428	17,084
Mortgage - commercial	3,128	3,224	2,253	1,360	1,516
Total restructured loans still accruing interest	20,101	20,257	21,013	18,966	19,816
Total NPAs, loans delinquent for 90 days or more and restructured loans still accruing interest	$36,826	$36,760	$35,144	$51,119	$60,591

Total nonaccrual loans as a percentage of loans and leases	0.44%	0.44%	0.39%	0.89%	1.26%
Total NPAs as a percentage of loans and leases and OREO	0.48%	0.51%	0.45%	1.07%	1.37%
Total NPAs and loans delinquent for 90 days or more as a percentage of loans and leases and OREO	0.51%	0.51%	0.46%	1.07%	1.37%
Total NPAs, loans delinquent for 90 days or more, and restructured loans still accruing interest as a percentage of loans and leases and OREO	1.11%	1.14%	1.13%	1.70%	2.04%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$16,230	$14,001	$32,108	$40,770	$42,035
Additions	1,303	2,992	681	6,761	1,429
Reductions:
Payments	(754)	(439)	(4,002)	(3,411)	(1,712)
Return to accrual status	(133)	(216)	(10,799)	(274)	(197)
Sales of NPAs	(702)	(71)	(4,007)	(8,280)	(949)
Charge-offs/valuation adjustments	—	(37)	20	(3,458)	164
Total reductions	(1,589)	(763)	(18,788)	(15,423)	(2,694)
Balance at end of quarter	$15,944	$16,230	$14,001	$32,108	$40,770

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Allowance for Loan and Lease Losses
(Unaudited)	TABLE 10

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2016	2015	2015	2015	2015
Allowance for loan and lease losses:
Balance at beginning of period	$63,314	$66,644	$66,924	$71,433	$74,040

Provision (credit) for loan and lease losses	(747)	(1,958)	(3,647)	(7,319)	(2,747)

Charge-offs:
Commercial, financial and agricultural	352	554	170	4,003	931
Real estate:
Mortgage - residential	—	—	46	50	14
Mortgage - commercial	—	838	—	—	—
Consumer	1,112	721	874	1,214	1,841
Leases	—	—	—	—	—
Total charge-offs	1,464	2,113	1,090	5,267	2,786

Recoveries:
Commercial, financial and agricultural	349	411	504	3,279	594
Real estate:
Construction	9	10	283	464	123
Mortgage - residential	37	96	196	397	1,488
Mortgage - commercial	13	14	3,130	3,562	13
Consumer	638	210	317	375	708
Leases	—	—	27	—	—
Total recoveries	1,046	741	4,457	8,077	2,926
Net charge-offs (recoveries)	418	1,372	(3,367)	(2,810)	(140)
Balance at end of period	$62,149	$63,314	$66,644	$66,924	$71,433

Average loans and leases, net of unearned	$3,258,872	$3,142,895	$3,070,384	$2,981,184	$2,955,525

Annualized ratio of net charge-offs (recoveries) to average loans and leases	0.05%	0.17%	(0.44)%	(0.38)%	(0.02)%

Ratio of allowance for loan and lease losses to loans and leases	1.88%	1.97%	2.15%	2.23%	2.41%